EXHIBIT 24(b)(4)(b)

             GUARANTEED MINIMUM INCOME BENEFIT RIDER, FORM NO. DR88

                     GUARANTEED MINIMUM INCOME BENEFIT RIDER

This rider is part of the contract to which it is attached. Except as stated in this rider, it is subject to all of the provisions contained in the contract.

Your election of this rider is irrevocable and its provisions will remain part of the contract until terminated in accordance with the provisions below.

CONTRACT NUMBER:           [13000000]

ANNUITANT:                 [John Doe]

[JOINT ANNUITANT:          Jane Doe]

RIDER DATE:                [May 1, 2003]

CONTRACT VALUE
ON THE RIDER DATE:         [$10,000]

RIDER FEE PERCENTAGE:      [0.60%]

EXERCISE PERIOD:           [January 1, 2027   -  January 1, 2057]

                                   DEFINITIONS

EXERCISE PERIOD

The period during which You may exercise Your rights under this rider. The Exercise Period begins on the later of the [7th] Contract Anniversary following the Rider Date or the Contract Anniversary following the Older Annuitant's 60th birthday. The Exercise Period ends on the Contract Anniversary following the Older Annuitant's 90th birthday.

EXERCISE DATE

The date You elect to begin receiving the Guaranteed Minimum Income Benefit. The Exercise Date must be within 30 days following a Contract Anniversary that occurs during the Exercise Period. The Exercise Date will become the Maturity Date under the contract to which this rider is attached.

OLDER ANNUITANT

The older of the Annuitant and Joint Annuitant, if any, named under this rider, whether alive or not.

RIDER DATE

The date that this rider is added to the contract.

RIDER ANNIVERSARY

The same date each year as the Rider Date.

                                     GENERAL

LIMITATIONS AND CONDITIONS

While this rider is in effect, You may not add, change or replace any Annuitant or Joint Annuitant named under this rider and the contract.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit is the series of monthly fixed annuity payments made under this rider. The monthly fixed annuity payment amount is calculated by multiplying the Guaranteed Annuitization Value on the Exercise Date by the annuity payment option rate found in the provision


DR88                                 - 1 -
entitled "GMIB Tables of Annuity Payment Option Rates" for the annuity payment option You elect under this rider.

GUARANTEED ANNUITIZATION VALUE

On and before the Contract Anniversary following the Older Annuitant's 80th birthday, the Guaranteed Annuitization Value is equal to A plus B minus C minus D, or if less, 200% of all premium payments minus the sum of the Guaranteed Annuitization Value Reductions, where:

     A = the Contract Value on the Rider Date accumulated at an effective annual rate (as determined below in the provision entitled "Effective Annual Rate") starting on the Rider Date and ending on the date the Guaranteed Annuitization Value is calculated.

     B = the sum of premium payments made after the Rider Date minus any tax paid, accumulated at an effective annual rate (as determined below in the provision entitled "Effective Annual Rate") starting on the date each premium payment is applied to the contract and ending on the date the Guaranteed Annuitization Value is calculated.

     C = the sum of the Guaranteed Annuitization Value Reductions, accumulated at an effective annual rate (as determined below in the provision entitled "Effective Annual Rate") starting on the date each withdrawal occurs and ending on the date the Guaranteed Annuitization Value is calculated.

     D    = any tax that may be due.

After the Contract Anniversary following the Older Annuitant's 80th birthday, the Guaranteed Annuitization Value is equal to A plus B minus C minus D, or if less, 200% of all premium payments minus the sum of the Guaranteed Annuitization Value Reductions, where:

     A = the Guaranteed Annuitization Value on the Contract Anniversary following the Older Annuitant's 80th birthday.

     B = the sum of premium payments made after the Contract Anniversary following the Older Annuitant's 80th birthday.

     C = the sum of the Guaranteed Annuitization Value Reductions determined for withdrawals occurring after the Contract Anniversary following the Older Annuitant's 80th birthday.

     D    =  any tax that may be due.

EFFECTIVE ANNUAL RATE

On the Rider Date, We will set the effective annual rate of accumulation to 5%. After the first contract year, this rate may be adjusted based on the value of the Guaranteed Interest Account (GIA) in relation to the total Contract Value as described below.

After the first contract year, We will reset the effective annual rate to 0% if the value of the GIA is greater than 40% of the total Contract Value on any of the following dates:

1. each date We process a premium payment.
2. each date We process a transfer.
3. each date We process a withdrawal.


DR88                                 - 2 -

Subsequently, We will raise the effective annual rate to 5% if the current effective annual rate is equal to 0% and the value of the GIA is less than or equal to 40% of the total Contract Value on any of the following dates:

1. each date We process a premium payment.
2. each date We process a transfer.
3. each date We process a withdrawal.
4. each Contract Anniversary.

GUARANTEED ANNUITIZATION VALUE REDUCTION

A Guaranteed Annuitization Value Reduction is an amount determined for each withdrawal that occurs on or after the Rider Date. The maximum annual amount is calculated on each Rider Anniversary. The maximum annual amount is equal to the effective annual rate on the Rider Anniversary multiplied by the Guaranteed Annuitization Value on the Rider Anniversary. The maximum annual amount during the first Rider Year is equal to 5% multiplied by the Contract Value on the Rider Date. Withdrawals during a Rider Year will reduce the maximum annual amount by the same amount that Your Contract Value is reduced as a result of the withdrawal.

The Guaranteed Annuitization Value Reduction is equal to the sum of A and B where:

A is the lesser of the remaining maximum annual amount (prior to the withdrawal) and the withdrawal amount.
B        is (a) multiplied by (b), where:

     (a) is the Guaranteed Annuitization Value immediately prior to the withdrawal less the value determined in "A" above.
     (b) is 1 minus the result of (c) divided by (d), where:

         (c) is the Contract Value after the withdrawal.
         (d) is the Contract Value before the withdrawal less the value determined in "A" above.

RIDER FEE

A fee for this rider will be deducted, in arrears, annually from the Contract Value on each Rider Anniversary while this rider is in effect. The rider fee is equal to the Rider Fee Percentage multiplied by the greater of the Guaranteed Annuitization Value or the Contract Value on the day the fee is deducted. Should You fully surrender the contract other than on the Rider Anniversary, We will deduct a proportional rider fee from the amount paid upon the surrender. The rider fee will be deducted pro-rata from the total Contract Value within each Subaccount, GIA and MVA, if applicable.

The rider fee will not be deducted after the rider terminates pursuant to the Termination provision or subsequent to the Exercise Date. We will also waive the rider fee if the Contract Value on any Rider Anniversary is greater than twice the Guaranteed Annuitization Value.

TERMINATION OF THIS RIDER

You may not terminate this rider by request. This rider will terminate on the first of any of the following events to occur:

1. after the 30th day following the last Contract Anniversary that occurs during the Exercise Period;
2.   the termination of the contract to which this rider is attached;
3. the date a death benefit becomes payable under the contract to which this rider is attached;
4. the date annuity payments commence under the contract to which this rider is attached; and
5. the death of the last surviving Annuitant or Joint Annuitant named under this rider.


DR88                                 - 3 -

GMIB ANNUITY PAYMENT OPTIONS

Under this rider, You may elect one of the following annuity payment options:

     GMIB OPTION A - LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN

     A fixed annuity payable monthly while the Annuitant named under this rider is living or, if later, until the end of the specified period certain. The period certain may be specified as 5, 10 or 20 years. The period certain must be specified on the Exercise Date. If the Annuitant dies prior to the end of the period certain, the remaining period certain annuity payments will continue. No monthly payment, death benefit or refund is payable if the Annuitant dies after the end of the period certain. This option is not available if the life expectancy of the Annuitant is less than the period certain on the Exercise Date.

     GMIB OPTION B - NON-REFUND LIFE ANNUITY

     A fixed annuity payable monthly while the Annuitant named under this rider is living. No monthly payment, death benefit or refund is payable after the death of the Annuitant.

     GMIB OPTION D - JOINT AND SURVIVORSHIP LIFE ANNUITY

     A fixed annuity payable monthly while either the Annuitant or Joint Annuitant named under this rider is living. This option is only available if the Annuitant and Joint Annuitant named under this rider are both alive on the Exercise Date. No monthly payment, death benefit or refund is payable after the death of the surviving Annuitant.

     GMIB OPTION F - JOINT AND SURVIVORSHIP LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

     A fixed annuity payable monthly while either the Annuitant or Joint Annuitant named under this rider is living, or if later, the end of 10 years. This option is only available if the Annuitant and Joint Annuitant named under this rider are both alive on the Exercise Date. If the surviving Annuitant dies prior to the end of the 10-year period certain, the remaining period certain annuity payments will continue. No monthly payment, death benefit or refund is payable if the surviving Annuitant dies after the end of the 10-year period certain. This option is not available if the life expectancy of the Older Annuitant is less than 10 years on the Exercise Date.

OTHER OPTIONS

We may offer additional GMIB annuity payment options or alternative versions of the options listed above.

GMIB TABLES OF ANNUITY PAYMENT OPTION RATES

The amounts shown in these tables represent the monthly fixed annuity payment amount for each $1,000 of the Guaranteed Annuitization Value. These rates are based on the 2000 Individual Annuity Mortality Table, an interest rate of 2.5% and a 10-year age setback. Amounts for age and sex not shown will be calculated on the same basis and provided upon request. The term "age" as used in these tables refers to the actual age of the living Annuitant and Joint Annuitant, if any, on the Exercise Date.

               GMIB OPTION A - LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN

----------------------------------------------------------------------------------------
                  5 YEARS CERTAIN         10 YEARS CERTAIN         20 YEARS CERTAIN
----------------------------------------------------------------------------------------
     AGE         MALE       FEMALE        MALE       FEMALE       MALE        FEMALE
----------------------------------------------------------------------------------------
     60         $3.79       $3.54        $3.76       $3.53       $3.67        $3.48
----------------------------------------------------------------------------------------
     65          4.17        3.87         4.13        3.85        3.97         3.76
----------------------------------------------------------------------------------------
     70          4.67        4.30         4.61        4.26        4.30         4.09
----------------------------------------------------------------------------------------
     75          5.36        4.88         5.21        4.81        4.63         4.45
----------------------------------------------------------------------------------------
     80          6.28        5.68         5.97        5.51        4.92         4.80
----------------------------------------------------------------------------------------
     85          7.49        6.81         6.82        6.41        5.12         5.07
----------------------------------------------------------------------------------------
     90          9.04        8.38         7.70        7.42        5.22         5.21
----------------------------------------------------------------------------------------


DR88                                 - 4 -

                     GMIB OPTION B - NON-REFUND LIFE ANNUITY

                    --------------- ------------ ------------
                          AGE           MALE        FEMALE
                     --------------- ------------ ------------
                           60           $3.79        $3.54
                     --------------- ------------ ------------
                           65           4.18         3.87
                     --------------- ------------ ------------
                           70           4.69         4.31
                     --------------- ------------ ------------
                           75           5.40         4.90
                     --------------- ------------ ------------
                           80           6.38         5.73
                     --------------- ------------ ------------
                           85           7.73         6.94
                     --------------- ------------ ------------
                           90           9.61         8.73
                     --------------- ------------ ------------



                 GMIB OPTION D - JOINT AND SURVIVORSHIP LIFE ANNUITY

------------------------------------------------------------------------------------------
                                               MALE AGE
   FEMALE    -----------------------------------------------------------------------------
     AGE         60        65         70          75         80         85         90
------------------------------------------------------------------------------------------
     60        $3.24     $3.33      $3.40       $3.45      $3.48      $3.51      $3.52
------------------------------------------------------------------------------------------
     65         3.37      3.50       3.61        3.70       3.76       3.80       3.83
------------------------------------------------------------------------------------------
     70         3.49      3.66       3.83        3.98       4.09       4.18       4.23
------------------------------------------------------------------------------------------
     75         3.58      3.81       4.05        4.28       4.48       4.63       4.74
------------------------------------------------------------------------------------------
     80         3.65      3.93       4.25        4.58       4.89       5.17       5.38
------------------------------------------------------------------------------------------
     85         3.70      4.03       4.41        4.84       5.31       5.76       6.15
------------------------------------------------------------------------------------------
     90         3.74      4.09       4.52        5.05       5.67       6.34       6.99
------------------------------------------------------------------------------------------



      GMIB OPTION F - JOINT AND SURVIVORSHIP LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

------------------------------------------------------------------------------------------
                                               MALE AGE
   FEMALE    -----------------------------------------------------------------------------
     AGE         60        65         70          75         80         85         90
------------------------------------------------------------------------------------------
     60        $3.24     $3.33      $3.40       $3.45      $3.48      $3.50      $3.52
------------------------------------------------------------------------------------------
     65         3.37      3.50       3.61        3.70       3.76       3.80       3.82
------------------------------------------------------------------------------------------
     70         3.48      3.66       3.83        3.98       4.09       4.17       4.21
------------------------------------------------------------------------------------------
     75         3.58      3.81       4.05        4.27       4.47       4.61       4.71
------------------------------------------------------------------------------------------
     80         3.65      3.93       4.24        4.56       4.87       5.12       5.31
------------------------------------------------------------------------------------------
     85         3.70      4.02       4.39        4.82       5.26       5.67       5.99
------------------------------------------------------------------------------------------
     90         3.73      4.08       4.50        5.01       5.58       6.15       6.66
------------------------------------------------------------------------------------------










                         PHOENIX LIFE INSURANCE COMPANY

                                /s/ Dona D. Young

               [Chairman, President and Chief Executive Officer]


DR88                                 - 5 -